UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2024

MOVADO GROUP, INC.
(Exact name of registrant as specified in its charter)

New York	1-16497	13-2595932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 FROM ROAD, SUITE 375 PARAMUS, NJ 07652-3556
(Address of principal executive offices) (Zip Code)

(201) 267-8000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	MOV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 12, 2024, Movado Group, Inc. (“MGI”) and its wholly owned subsidiary, Swissam Products Limited (“SPL” and together with MGI, the “Company”), entered into a letter agreement (the “Extension Letter”) pursuant to which the License Agreement between the Company and Tommy Hilfiger Licensing LLC (“THL”) dated January 1, 2020 (the “Existing Agreement”), was extended for an additional five years ending December 31, 2029. The Extension Letter specifies minimum sales of licensed products and an incremental marketing budget during the extension period. The remaining provisions of the Existing Agreement remain unchanged.

The Company intends to file the extension letter as an exhibit to its quarterly report on Form 10-Q for the fiscal quarter ending October 31, 2024, and will seek confidential treatment of certain terms in the letter at such time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2024

MOVADO GROUP, INC.

By:	/s/ Mitchell Sussis
Name:	Mitchell Sussis
Title:	Senior Vice President, General Counsel and Secretary